Exhibit 10.4

REDEMPTION, REPURCHASE AND CANCELLATION AGREEMENT

This Redemption, Repurchase and Cancellation Agreement (this “Agreement”) is made and entered into as of [•] (the “Effective Date”) by and between Hoya Topco, LLC, a Delaware limited liability company (the “Company”), and [•] (the “Unitholder”). In this Agreement, the Company and the Unitholder are sometimes referred to individually as a “Party” and together as the “Parties.” Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated September 1, 2020 (including any amended and restated appendices), as amended, supplemented or otherwise modified in accordance with the terms thereof (the “LLC Agreement”).

RECITALS

WHEREAS, the Unitholder was granted certain Class B-1 Incentive Units of the Company, the outstanding amounts of which are set forth on Schedule 1 attached hereto (the “Redemption Units”);

WHEREAS, from time to time the Unitholder was granted other Incentive Units of the Company, including those set forth on Schedule 2 attached hereto (all Incentive Units held by the Unitholder other than the Redemption Units, the “Underwater Units”), the Fair Market Value of which is currently $0.00;

WHEREAS, the Unitholder was granted certain phantom units of the Company as set forth on Schedule 3 attached hereto (each, a “Phantom Unit”, collectively, the “Phantom Units” and together with the Redemption Units and the Underwater Units, the “Units”), pursuant to that certain Securities Agreement, dated September 1, 2020, by and between the Company and the Unitholder (the “Securities Agreement”);

WHEREAS, each of the Company and the Unitholder desire that (i) the Underwater Units be cancelled, (ii) the Company redeem and repurchase the Redemption Units and (iii) the Company repurchase and cancel the Phantom Units in accordance with the terms of this Agreement; and

WHEREAS, in exchange for the cancellation of the Underwater Units, the redemption and repurchase of the Redemption Units and the repurchase and cancellation of the Phantom Units, the Company desires to make the Payment (as defined below) to the Unitholder in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

AGREEMENT

1.
Redemption Units. Subject to the terms and conditions of this Agreement, at the Effective Date, the Unitholder hereby sells, assigns and transfers to the Company the Redemption Units (including (a) the Unitholder’s right to share in the profits of the Company, (b) the Unitholder’s right to receive distributions from the Company and (c) any and all information rights attributable to the Redemption Units) (the “Repurchase”), free and clear of any and all liens, pledges, security interests, charges, contractual obligations, claims and encumbrances, or of any kind adverse claims of any nature, other than under the LLC Agreement and restrictions on transfer arising pursuant to applicable securities laws and regulations (“Liens”), the Unitholder shall receive a payment in an aggregate amount set forth on Schedule 1 attached hereto representing the Fair Market Value of such Redemption Units (after taking into account prior tax distributions received by the Unitholder from the Company) (the “Redemption Units Payment”). At the Effective Date, the Unitholder shall deliver, or cause to be delivered, a duly executed assignment in the form attached hereto as Exhibit A effectuating the Repurchase.
2.
Underwater Units. Subject to the terms and conditions of this Agreement, at the Effective Date, the Unitholder shall forfeit all of the Underwater Units, consisting of all Incentive Units held by the Unitholder other than the Redemption Units, and all of the Unitholder’s rights and interests in and to such Underwater Units shall be cancelled (the “Underwater Unit Cancellation”). The Unitholder acknowledges that (i) the Underwater Units are being cancelled in exchange for good and valuable consideration, including but not limited to the Company’s entry into this Agreement, (ii) the Fair Market Value of the Underwater Units is $0.00 and (iii) following the Underwater Unit Cancellation, the Unitholder shall have no further rights with respect to such Underwater

Units, including under this Agreement, the LLC Agreement or any other agreement entered into between the Unitholder and the Company.
3.
Phantom Units. Subject to the terms and conditions of this Agreement, at the Effective Date, the Unitholder shall forfeit the number of Phantom Units set forth on Schedule 3 hereto (the “Cancelled Phantom Units”) and all of the Unitholder’s rights and interests in and to such Cancelled Phantom Units shall be cancelled (the “Phantom Unit Cancellation”), the Unitholder shall receive a payment in an aggregate amount set forth on Schedule 3 attached hereto (such payment, the “Phantom Unit Payment” and together with the Redemption Units Payment, the “Payment”) and such Cancelled Phantom Units shall thereafter have no further force or effect.
4.
Payment. The Company shall cause the Payments as set forth on Schedule 4 (less applicable tax withholding and without interest) to be paid to the Unitholder as promptly as practicable following the execution of this Agreement.
5.
Waiver and Termination of Unitholder Rights. As of the Effective Date, the Unitholder hereby waives and terminates any and all rights the Unitholder has with respect to the Units.
6.
Representations and Warranties of the Unitholder. The Unitholder hereby represents and warrants to the Company that:
a.
Interest in Units. The Unitholder has, and at the Effective Date will have, good and marketable right, title and interest (legal and beneficial) in and to all of the Units, free and clear of all Liens. At the Effective Date, the Unitholder will convey the Units to the Company, free and clear of all Liens, and the Cancelled Phantom Units and Underwater Units will be cancelled immediately thereafter.
b.
Authorization. The Unitholder has full power and authority and requisite capacity to enter into this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of the Unitholder, enforceable against the Unitholder in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
c.
Compliance with Other Instruments. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, to the extent applicable to the Units, (i) result in the creation of any mortgage or Lien upon the Units, (ii) be the subject of any rights of first refusal, rights of first offer or tag along rights that have not been previously waived, (iii) result in a breach, regardless of the lapse of time, of any of the terms of, or constitute a violation of or default under any statute, regulation, law, organizational document, contract, indenture or other instrument by which the Unitholder or any of the Unitholder’s assets are subject or bound or (iv) give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract, oral or written, or other instrument to which the Unitholder or any of the Unitholder’s assets are subject or bound. The Unitholder has not, and at the Effective Date will not have, granted any options of any sort with respect to the Units or any right to acquire the Units or any interest therein other than under this Agreement.
d.
Litigation. There are no lawsuits, actions, proceedings, claims or orders brought or subject to enforcement by any third party relating to, arising out of or affecting in any manner the Unitholder’s ownership of the Units, and no such lawsuits, actions, proceedings, claims or orders are threatened in writing or orally against the Unitholder.
e.
Brokers. No person who has been retained by or is authorized to act on behalf of the Unitholder is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from the Company or the Unitholder in connection with this Agreement or any of the transactions contemplated by this Agreement.

f.
No Consent. No notice to, filing with or authorization, registration, consent or approval of any person or governmental agency is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Unitholder.
g.
Non-Foreign Status; W-9. The Unitholder is not a “foreign person” as such term is used in Sections 1445 or 1446(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Treasury Regulations promulgated thereunder. The Unitholder has provided the Company with a properly completed and duly executed IRS Form W-9 for itself and for any affiliate of the Unitholder that holds any Units and is transferring or forfeiting such Units pursuant to this Agreement.
h.
Disclosure of Information. The Unitholder has received all the information he or she considers necessary or appropriate for deciding whether to consummate the transactions contemplated by this Agreement. The Unitholder further represents that he or she has had an opportunity to ask questions and receive answers from the Company and its management regarding the business, properties, prospects and financial condition of the Company and its affiliates. The Unitholder acknowledges that the Company (i) has not made, and the Unitholder has not relied on, any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the transactions contemplated hereunder, the operation, financial condition, financial projections or other forward looking statements of the Company or its affiliates, the accuracy or completeness of any information that the Company has furnished or made available to the Unitholder or the value of the Units, (ii) may have access to certain material, nonpublic information regarding the Company and its affiliates, their respective financial conditions, results of operations, businesses, properties, assets, liabilities, management, projections, appraisals, plans and prospects and that any such information may be indicative of a value of the Units that is substantially different than Payment or otherwise affect the Unitholder’s determination to effectuate the Phantom Unit Cancellation and the Repurchase in exchange for the Payment and that the Unitholder has made the determination to effectuate the Phantom Unit Cancellation and the Repurchase in exchange for the Payment pursuant to this Agreement regardless of the foregoing and (iii) is relying upon the truth of the representations and warranties in this Section 6 in connection with the transactions contemplated hereunder.
i.
Compliance with Securities Laws. The Unitholder acknowledges and agrees that this Agreement and the transactions contemplated hereby have not been reviewed, approved or recommended by the U.S. Securities and Exchange Commission or any governmental agency. The Unitholder is consummating the transactions contemplated hereby pursuant to an exemption from registration under the federal securities laws and applicable state securities laws. The Unitholder has taken all actions necessary on the Unitholder’s part to comply with such exemption.
j.
Tax Consequences. The Unitholder has had an opportunity to review the federal, state and local tax consequences of the Phantom Unit Cancellation, the Underwater Unit Cancellation and the Repurchase, the right to receive the Payment and the other transactions contemplated by this Agreement with his or her own tax advisors. The Unitholder is relying solely on such advisors and not on any statements or representations of the Company or any of its affiliates. The Unitholder understands that the Unitholder (and not the Company or any of its affiliates) shall be solely responsible for the Unitholder’s own tax liability that may arise as a result of or in connection with the transactions contemplated by this Agreement and shall indemnify and hold the Company and its affiliates harmless for any losses incurred in respect of any such tax liability. The Unitholder agrees that he or she will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Payment. In the event that the Company determines that any tax or withholding payment (including wage tax or social security withholding under local law) is required to be deducted in relation to the Payment under applicable laws, the Company and its affiliates shall have the right to require such payments from the Unitholder, or to withhold such amounts from the Payment or other payments due to the Unitholder from the Company or any of its affiliates as may be necessary to satisfy the tax and/or withholding obligation.

7.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Unitholder that:
a.
Authorization. The Company has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company.
b.
Litigation. There are no lawsuits, actions, proceedings, claims or orders brought or subject to enforcement by any third party relating to, arising out of or affecting in any manner the Company’s ability to consummate the Repurchase or the Phantom Unit Cancellation, or to pay the Payment, and no such lawsuits, actions, proceedings, claims or orders are threatened in writing or orally against the Company.
c.
Broker. No person who has been retained by or is authorized to act on behalf of the Company is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from the Company or the Unitholder in connection with this Agreement or any of the transactions contemplated by this Agreement.
8.
Release of Claims. Effective as of the Effective Date, the Unitholder on behalf of himself or herself and his or her heirs, legal representatives, successors and assigns, and all persons and entities claiming by, through or under any of them, jointly and severally (“Related Persons”), hereby unconditionally, irrevocably and absolutely releases and forever discharges the Company, and its successors, assigns, heirs, affiliates, officers, directors, current and former employees, agents, principals, unitholders and members (the “Released Parties”) from any and all rights, claims, demands, interests, causes of action, suits, debts, controversies, liabilities, costs, expenses, attorneys’ fees and damages of whatever character, nature or kind, including those in law and in equity, whether known or unknown, foreseen or unforeseen, that the Unitholder or any Related Person now has, has ever had or may hereafter have against any Released Party arising from, relating to or in any way connected with (including, for the avoidance of doubt, any individual taxes that may arise or result from), (a) the Unitholder’s purchase, ownership or purported ownership of the Units or any other rights in respect thereof, (b) the negotiation or execution of this Agreement or the consummation of any of the transactions contemplated hereby, (c) the Repurchase, (d) the Underwater Unit Cancellation, (e) the Phantom Unit Cancellation or (f) the Payment as set forth herein; and the Unitholder waives any and all claims the Unitholder may have to any additional consideration with respect to the Units for any other reason; provided, however, that the foregoing shall not apply to any claim for breach of this Agreement.
9.
Confidentiality. The Unitholder will keep in strict confidence and refrain from disclosing to any third party any confidential or proprietary matters (except publicly available or freely usable material as otherwise obtained from another source not in violation of any confidentiality obligations to which such source is subject) with respect to the Company and its affiliates. This confidentiality agreement includes the terms of this Agreement. Notwithstanding the foregoing, (i) the Unitholder may disclose such confidential information (a) to its immediate attorney(s), advisor(s) and accountant(s), if any, to the extent necessary for legal or investment advice or income tax reporting purposes (provided that the Unitholder ensures that such persons maintain the confidentiality thereof), (b) in response to a subpoena duly issued by a court of law or a government agency having proper jurisdiction or power to compel such disclosure or as otherwise may be required by law or (c) in connection with the enforcement of this Agreement, and (ii) Vivid Seats Inc. and its subsidiaries may make such public disclosures as may be required by law (including any disclosures as they determine in their sole discretion to be required by the rules of any national stock exchange on which the stock of Vivid Seats Inc. is listed).
10.
Miscellaneous.
a.
Certain Terms and Conditions. The Repurchase, the Underwater Unit Cancellation and the Redemption Units Payment: (i) are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any affiliates, and which are outside the scope of the Unitholder's employment contract, if any; and (ii) are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal or end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any affiliate thereof. The Parties acknowledge and agree that the Phantom Unit Payment contemplated under this Agreement is subject to and constitutes non-compliant deferred compensation pursuant to Section 409A of the Code and, accordingly, the Unitholder acknowledges and agrees that he, she or it will make acceptable arrangements to pay any taxes that may be due as a result of the Phantom Unit Payment, including, but not limited to, a 20% additional income tax (and any related interest thereon) on such amount. In no event will the Company or its affiliates be liable for any additional tax or other penalty that may be imposed on the Unitholder by Section 409A of the Code or for damages for failing to comply with Section 409A of the Code.
b.
Allocations. All items of income, gain, loss, deduction and credit shall be allocated among the Units and the other interests in the Company using the “interim closing method” and the “monthly convention” under Treasury Regulations Section 1.706-4. This method and convention shall be set forth in a dated, written statement maintained with the Company’s books and records.
c.
Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
d.
WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
e.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the Parties; provided, however, that the Unitholder may not assign any of his or her rights hereunder without the express written consent of the Company.
f.
Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and representations between the Parties with respect to such transactions.
g.
Amendments. No amendment or modification of the terms and conditions of this Agreement shall be valid unless in writing and signed by each of the Parties.
h.
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by the sender’s confirmation receipt) or by electronic mail (upon confirmation of receipt by the recipient.
i.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile or PDF electronic copies shall be treated as originals.
j.
Interpretation of Agreement. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties and therefore shall not be construed or interpreted for or against any Party and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Notwithstanding anything to the contrary herein or in any other agreement or document delivered in connection herewith, if at the time a payment is due hereunder the Company determines in good faith that it does not have sufficient available funds to make full payment to the Unitholder, each other person that is owed payments in respect of similar equity repurchase or cancellation transactions and any other person to whom the Company or any of its affiliates is reasonably expected to owe payments to, or that payment thereof would result in insolvency of the Company or any of its affiliates or violate any law or result in the breach of any agreement in effect at such time applicable to the Company or any of its affiliates, then the obligations of the Company to make such payment shall be deferred until such time that the Company determines in good faith that it has sufficient available funds to make all such payments (including, for the avoidance of doubt, full payment to the Unitholder hereunder) and that these payments would not result in any such insolvency, violation or breach.
k.
Further Documents. Each Party agrees to promptly perform such further acts and to execute and deliver any and all further documents that may reasonably be necessary to effectuate the purposes of this Agreement.
l.
Third-Party Rights. Nothing expressed or referred to in this Agreement will be interpreted or construed to give any person or entity, other than the Parties and, to the extent permitted by this Agreement, their respective heirs, successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement or any term, condition or other provision of this Agreement.
m.
Severability. If any part of this Agreement is deemed to be invalid by any court of law, the remaining provisions of this Agreement shall remain in full force and effect and may be enforced in accordance with the provisions hereof. Without limiting the generality of the immediately preceding sentence, in the event that a court of competent jurisdiction determines that any provision of this Agreement would be unenforceable, then such provision will automatically be modified as may be enforceable and, in addition, such court is hereby expressly authorized to so modify this Agreement and to enforce it as so modified.
n.
Specific Performance. The Unitholder acknowledges that the rights of the Company to consummate the transactions contemplated hereby are unique, that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated by monetary damages. Accordingly, the Company shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity. The Unitholder hereby waives and agrees not to assert any (i) defense in any action for specific performance or any other injunctive or equitable relief that a remedy at law would be adequate and (ii) requirement under any law to post security as a prerequisite to obtaining equitable relief.
o.
Other Unit Issuances. The Unitholder acknowledges that, following the Effective Date, the Company and/or its affiliates may issue, redeem, cancel or exchange equity or equity-based securities, at a price per unit (or other equity interest) or distribution threshold in excess of the per unit price of the Units used to determine the Payment. Subject to the proviso in the first sentence of Section 8, the Unitholder hereby releases the Company and its affiliates from all claims relating to the transactions contemplated by this Agreement, including all claims relating to the transactions contemplated by this Agreement in connection with any future issuance of equity or equity-based securities by the Company or any of its affiliates. The Unitholder hereby acknowledges that the Payment payable to the Unitholder pursuant to this Agreement provides good and sufficient consideration for the foregoing release and the release in Section 8.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Redemption, Repurchase and Cancellation Agreement as of the date first set forth above.

HOYA TOPCO, LLC

By:

Name:

Title:

Date:

UNITHOLDER

By:

Name:

Date:

[Signature Page – Redemption, Repurchase and Cancellation Agreement]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [•] does hereby sell, assign and transfer unto Hoya Topco, LLC, a Delaware limited liability company (the “Company”), [•] Class B-1 Incentive Units of the Company standing in the undersigned’s name on the books of the Company represented by Certificate Nos. [•] herewith and does hereby irrevocably constitute and appoint each principal of GTCR LLC, GTCR Golder Rauner, L.L.C. or GTCR Golder Rauner II, L.L.C. (acting alone or with one or more other such principals) as attorney to transfer the said securities on the books of the Company with full power of substitution in the premises.

Dated as of [•].

By:

Name:

SCHEDULE 1

Unitholder	Grant Date	Original Number of Class B Incentive Units	Number of Vested Class B Incentive Units	Number of Currently Unvested Class B Incentive Units	Total Number of Repurchased Class B Incentive Units	Redemption Unit Payment
[•]	[•]	[•]	[•]	[•]	[•]	[•]

Unitholder Initial Here: _____

SCHEDULE 2

Unitholder	Type of Underwater Incentive Units	Total Number of Underwater Incentive Units
[•]	[•]	[•]

Unitholder Initial Here: _____

SCHEDULE 3

Unitholder	Phantom Unit Grant Date	Phantom Units	Phantom Unit Payment
[•]	[•]	[•]	[•]

Unitholder Initial Here: _____

SCHEDULE 4

Unitholder	Redemption Unit Payment	Phantom Unit Payment	Payment (Total)
[•]	[•]	[•]	[•]

Unitholder Initial Here: _____